Exhibit 99.2

AELUMA PRICES $22.1 MILLION PUBLIC OFFERING OF COMMON STOCK

GOLETA, CA, September 18, 2025 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or “the Company”), a transformative semiconductor company specializing in high performance and scalable technologies, today announced that it has priced an underwritten public offering of 1,700,000 shares of its common stock at a public offering price of $13.00 per share. Aeluma expects the gross proceeds from this offering to be approximately $22.1 million, before deducting the underwriting discount and other offering expenses. In connection with the offering, Aeluma has granted the underwriters a 30-day option to purchase up to 255,000 additional shares of its common stock at the public offering price, less the underwriting discount. Aeluma expects to close the offering, subject to the satisfaction of customary conditions, on or about September 19, 2025.

Craig-Hallum is acting as the sole book-running manager for the offering. The Benchmark Company, LLC is acting as co-manager for the offering.

Aeluma expects to use the net proceeds of the offering, for expanding business development efforts, advancing manufacturing processes to support commercialization traction, and working capital and general business purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-289135), as amended, includng a base prospectus, relating to the shares of common stock to be issued in the proposed offering, that was initially filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2025 and was declared effective on August 8, 2025. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Aeluma has filed a preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering with the SEC on September 17, 2025. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the securities being offered may be obtained, when available, from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

About Aeluma

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions Aeluma is availing itself. Such forward-looking statements include, but are not limited to, those regarding the anticipated completion of the offering, the anticipated gross proceeds from the offering and the anticipated use of proceeds from the offering. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Aeluma assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Aeluma’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from the Aeluma’s current expectations.

Contacts:

For Aeluma:

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles

Moira Conlon and Tony Rossi

(310) 622-8221

ir@aeluma.com

# # #